Exhibit (c) Confidential Project Tower Valuation Analysis th February 19 , 2020 DC Advisory Daiwa SecuritiesExhibit (c) Confidential Project Tower Valuation Analysis th February 19 , 2020 DC Advisory Daiwa Securities

Confidential Table of Contents 1. Valuation Summary 02 2. DCF (Discounted Cash Flow) Analysis 04 3. Market Price Analysis 07 4. Comparable Companies Analysis 10 1Confidential Table of Contents 1. Valuation Summary 02 2. DCF (Discounted Cash Flow) Analysis 04 3. Market Price Analysis 07 4. Comparable Companies Analysis 10 1

Confidential 1. Valuation Summary 2Confidential 1. Valuation Summary 2

Confidential Valuation Summary Equity Value Equity Value per share Methodology Key Assumptions (USD mil) (USD) DCF - Projection provided by Kyocera 2,845 4,584 ～ 16.82 17.76 24.58 27.10 Analysis WACC：8.0~9.0% Period: Base Date, 1 Month, 3 2,543 2,726 ～ Base Date: 15.04 16.12 Month, 6 Month, 52 week 2019/11/26 (1 day prior to the announcement date) Period: 52 week trading range 2,213 3,162 ～ 13.09 18.70 Market Price Analysis Period: Base Date, 1 Month, 3 2,872 3,471 ～ 16.98 20.52 Month, 6 Month, 52 week Base Date: 2020/02/14 Period: 52 week trading range 2,214 3,488 ～ 13.09 20.62 EV/EBITDA multiple: 6.1x~8.1x 2020/3E 2,244 2,742 ～ 13.27 16.21 *1 Comparable EBITDA : $249m Company Analysis EV/EBITDA multiple: 5.3x~7.3x 2021/3E 2,657 3,388 15.71 20.03 ～ *1 EBITDA : $366m Premia analysis conducted by Daiwa: Premia Base Date: 20~40% premium over 1 month 3,105 3,622 18.35 21.41 ～ 2019/11/26 Analysis average price Note: 10 15 20 25 30 *1: 2020/3E EBITDA: reflects actual results so far and AVX's management forecast through the end of 2020/3E / 2021/3E EBITDA: per the projection provided by Kyocera 1 month average price (Base Date:2019/11/26) 3 $15.30Confidential Valuation Summary Equity Value Equity Value per share Methodology Key Assumptions (USD mil) (USD) DCF - Projection provided by Kyocera 2,845 4,584 ～ 16.82 17.76 24.58 27.10 Analysis WACC：8.0~9.0% Period: Base Date, 1 Month, 3 2,543 2,726 ～ Base Date: 15.04 16.12 Month, 6 Month, 52 week 2019/11/26 (1 day prior to the announcement date) Period: 52 week trading range 2,213 3,162 ～ 13.09 18.70 Market Price Analysis Period: Base Date, 1 Month, 3 2,872 3,471 ～ 16.98 20.52 Month, 6 Month, 52 week Base Date: 2020/02/14 Period: 52 week trading range 2,214 3,488 ～ 13.09 20.62 EV/EBITDA multiple: 6.1x~8.1x 2020/3E 2,244 2,742 ～ 13.27 16.21 *1 Comparable EBITDA : $249m Company Analysis EV/EBITDA multiple: 5.3x~7.3x 2021/3E 2,657 3,388 15.71 20.03 ～ *1 EBITDA : $366m Premia analysis conducted by Daiwa: Premia Base Date: 20~40% premium over 1 month 3,105 3,622 18.35 21.41 ～ 2019/11/26 Analysis average price Note: 10 15 20 25 30 *1: 2020/3E EBITDA: reflects actual results so far and AVX's management forecast through the end of 2020/3E / 2021/3E EBITDA: per the projection provided by Kyocera 1 month average price (Base Date:2019/11/26) 3 $15.30

Confidential 2. DCF (Discounted Cash Flow) Analysis 4Confidential 2. DCF (Discounted Cash Flow) Analysis 4

Confidential DCF - Summary Enterprise Value (USD mil) DCF Model Summary Perpetual Growth Rate Historical Estimated 1.00% 1.50% 2.00% 2.50% 3.00% 9.50% 2,432 2,520 2,619 2,733 2,864 W *1 (USD mil) 2019/3A 2021/3E 2022/3E 2023/3E 2024/3E Terminal 2020/3E 9.00% 2,592 2,695 2,813 2,950 3,109 A 8.50% 2,773 2,896 3,038 3,203 3,398 Total Revenue 1,792 1,499 1,667 1,757 1,849 1,948 1,987 C 8.00% 2,981 3,128 3,300 3,503 3,747 % Growth 14.7% -16.3% 11.2% 5.4% 5.3% 5.3% 2.0% C 7.50% 3,221 3,400 3,610 3,863 4,172 Gross Profit 483 317 429 453 479 507 517 % of Total Revenue 26.9% 21.1% 25.7% 25.8% 25.9% 26.0% 26.0% EV / 2024E EBITDA (x) Operating Profit 320 149 273 289 306 324 330 % of Total Revenue 17.8% 9.9% 16.4% 16.5% 16.5% 16.6% 16.6% Perpetual Growth Rate -) Taxes 59 40 74 78 83 87 89 1.00% 1.50% 2.00% 2.50% 3.00% % Tax Rate 18.4% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 9.50% 5.6 5.8 6.1 6.3 6.6 NOPLAT 261 109 199 211 223 236 241 W 9.00% 6.0 6.2 6.5 6.8 7.2 +) Depreciation 90 100 92 97 103 108 110 A 8.50% 6.4 6.7 7.0 7.4 7.9 -) CAPEX 130 110 128 135 142 149 110 C 8.00% 6.9 7.2 7.6 8.1 8.7 -) Increase in Working Capital 96 39 7 46 48 51 20 C 7.50% 7.5 7.9 8.4 9.0 9.7 FCF (Free cash flow) - 156 128 136 144 221 TV (Terminal Value) 3,400 Discounted FCF 150 113 111 108 Equity Value (USD mil) Perpetual Growth Rate Key Assumptions Total Discounted FCF 482 ： 1.00% 1.50% 2.00% 2.50% 3.00% Financial statements as of 3/31/2020 Discounted TV 2,555 9.50% 2,845 2,933 3,032 3,146 3,277 Perpetual Growth Rate 2.00% Enterprise Value 3,038 W 9.00% 3,005 3,108 3,226 3,363 3,522 WACC 8.50% +) Excess cash 628 A 8.50% 3,186 3,309 3,450 3,616 3,811 -) Debt like items 216 C 8.00% 3,393 3,540 3,712 3,915 4,158 Equity Value 3,450 C 7.50% 3,633 3,811 4,022 4,275 4,584 Number of shares outstanding (in thousands) 169,171 Equity Value per share 20.40 Equity Value per share (USD) *1 2020/3E reflects actual results so far and AVX's management forecast through the end of 2020/3E Perpetual Growth Rate 1.00% 1.50% 2.00% 2.50% 3.00% 9.50% 16.82 17.34 17.92 18.60 19.37 W 9.00% 17.76 18.37 19.07 19.88 20.82 A 8.50% 18.83 19.56 20.40 21.37 22.53 C 8.00% 20.06 20.93 21.94 23.14 24.58 C 7.50% 21.47 22.53 23.77 25.27 27.10 Source:Kyocera 5Confidential DCF - Summary Enterprise Value (USD mil) DCF Model Summary Perpetual Growth Rate Historical Estimated 1.00% 1.50% 2.00% 2.50% 3.00% 9.50% 2,432 2,520 2,619 2,733 2,864 W *1 (USD mil) 2019/3A 2021/3E 2022/3E 2023/3E 2024/3E Terminal 2020/3E 9.00% 2,592 2,695 2,813 2,950 3,109 A 8.50% 2,773 2,896 3,038 3,203 3,398 Total Revenue 1,792 1,499 1,667 1,757 1,849 1,948 1,987 C 8.00% 2,981 3,128 3,300 3,503 3,747 % Growth 14.7% -16.3% 11.2% 5.4% 5.3% 5.3% 2.0% C 7.50% 3,221 3,400 3,610 3,863 4,172 Gross Profit 483 317 429 453 479 507 517 % of Total Revenue 26.9% 21.1% 25.7% 25.8% 25.9% 26.0% 26.0% EV / 2024E EBITDA (x) Operating Profit 320 149 273 289 306 324 330 % of Total Revenue 17.8% 9.9% 16.4% 16.5% 16.5% 16.6% 16.6% Perpetual Growth Rate -) Taxes 59 40 74 78 83 87 89 1.00% 1.50% 2.00% 2.50% 3.00% % Tax Rate 18.4% 27.0% 27.0% 27.0% 27.0% 27.0% 27.0% 9.50% 5.6 5.8 6.1 6.3 6.6 NOPLAT 261 109 199 211 223 236 241 W 9.00% 6.0 6.2 6.5 6.8 7.2 +) Depreciation 90 100 92 97 103 108 110 A 8.50% 6.4 6.7 7.0 7.4 7.9 -) CAPEX 130 110 128 135 142 149 110 C 8.00% 6.9 7.2 7.6 8.1 8.7 -) Increase in Working Capital 96 39 7 46 48 51 20 C 7.50% 7.5 7.9 8.4 9.0 9.7 FCF (Free cash flow) - 156 128 136 144 221 TV (Terminal Value) 3,400 Discounted FCF 150 113 111 108 Equity Value (USD mil) Perpetual Growth Rate Key Assumptions Total Discounted FCF 482 ： 1.00% 1.50% 2.00% 2.50% 3.00% Financial statements as of 3/31/2020 Discounted TV 2,555 9.50% 2,845 2,933 3,032 3,146 3,277 Perpetual Growth Rate 2.00% Enterprise Value 3,038 W 9.00% 3,005 3,108 3,226 3,363 3,522 WACC 8.50% +) Excess cash 628 A 8.50% 3,186 3,309 3,450 3,616 3,811 -) Debt like items 216 C 8.00% 3,393 3,540 3,712 3,915 4,158 Equity Value 3,450 C 7.50% 3,633 3,811 4,022 4,275 4,584 Number of shares outstanding (in thousands) 169,171 Equity Value per share 20.40 Equity Value per share (USD) *1 2020/3E reflects actual results so far and AVX's management forecast through the end of 2020/3E Perpetual Growth Rate 1.00% 1.50% 2.00% 2.50% 3.00% 9.50% 16.82 17.34 17.92 18.60 19.37 W 9.00% 17.76 18.37 19.07 19.88 20.82 A 8.50% 18.83 19.56 20.40 21.37 22.53 C 8.00% 20.06 20.93 21.94 23.14 24.58 C 7.50% 21.47 22.53 23.77 25.27 27.10 Source:Kyocera 5

Confidential DCF - Key Assumptions Key Assumptions Key Assumptions Projection Projection provided by Kyocera Projection period 2021/3 2024/3 ～ Timing of generating FCF mid-year convention Effective tax rate 27.00% Discount rate 7.50% 9.50% ～ Perpetuity growth rate 1.0% 3.0% based on various industry resources and inflation rates in the U.S. ～ Basis of balance sheet Assumed that Balance sheet as of 2019/12 equals Balance sheet as of 2020/3 Shares outstanding Shares outstanding as of 2019/12 Terminal value Perpetuity growth model Excess cash Cash and cash equivalents as of 2019/12 excluding estimated necessary cash Debt-like items - Reserves for patent infringement Litigation reserves for patent infringement of Greatbatch and Presidio - Reserves for environmental matters Litigation reserves for environmental matters excluding accrued expense - Others -- 6Confidential DCF - Key Assumptions Key Assumptions Key Assumptions Projection Projection provided by Kyocera Projection period 2021/3 2024/3 ～ Timing of generating FCF mid-year convention Effective tax rate 27.00% Discount rate 7.50% 9.50% ～ Perpetuity growth rate 1.0% 3.0% based on various industry resources and inflation rates in the U.S. ～ Basis of balance sheet Assumed that Balance sheet as of 2019/12 equals Balance sheet as of 2020/3 Shares outstanding Shares outstanding as of 2019/12 Terminal value Perpetuity growth model Excess cash Cash and cash equivalents as of 2019/12 excluding estimated necessary cash Debt-like items - Reserves for patent infringement Litigation reserves for patent infringement of Greatbatch and Presidio - Reserves for environmental matters Litigation reserves for environmental matters excluding accrued expense - Others -- 6

Confidential 3. Market Price Analysis 7Confidential 3. Market Price Analysis 7

Confidential

Market Price Analysis (Base Date: 2019/11/26)

Equity Value

Equity Value Per Share (USD)			
Equity Value Per Share	15.04	~	16.12
Base Date			15.04
1 month average			15.30
3 month average			15.28
6 month average			15.35
52 weeks average			16.12

Equity Value (USD mil)			
Equity Value	2,543	~	2,726
Base Date			2,543
1 month average			2,587
3 month average			2,583
6 month average			2,596
52 weeks average			2,726

52 weeks trading range (closing price)		
Equity Value Per Share (USD)	High	18.70
	Low	13.09
Equity Value (USD mil)	High	3,162
	Low	2,213

Period

- Base Date: 2019/11/26
- 1 Month: 2019/10/28 ~ 2019/11/26
- 3 Month: 2019/08/27 ~ 2019/11/26
- 6 Month: 2019/05/28 ~ 2019/11/26
- 52 week: 2018/11/28 ~ 2019/11/26

AVX's stock price changes in the last 1 year



(USD)
(share)
22
20
18
16
14
12
10
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
2018/11/27
2018/12/27
2019/1/27
2019/2/27
2019/3/27
2019/4/27
2019/5/27
2019/6/27
2019/7/27
2019/8/27
2019/9/27
2019/10/27
Volume
Price
1 Month Average
3 Month Average
6 Month Average
52 Week Average
52 Week High
52 Week Low

- Disclosure events
  - ① 2019/01/24 Filing of preliminary unaudited results for 2019/3 3Q
  - ② 2019/04/22 Filing of preliminary unaudited results for 2019/3 4Q
  - ③ 2019/07/26 Filing of preliminary unaudited results for 2020/3 1Q
  - ④ 2019/10/28 Filing of preliminary unaudited results for 2020/3 2Q

Daiwa Securities DC advisory

Source: Bloomberg

8

Confidential

Market Price Analysis (Base Date: 2020/02/14)

Equity Value

Equity Value Per Share (USD)			
Equity Value Per Share	16.98	~	20.52
Base Date			20.52
1 month average			20.49
3 month average			19.70
6 month average			17.37
52 weeks average			16.98

Equity Value (USD mil)			
Equity Value	2,872	~	3,471
Base Date			3,471
1 month average			3,466
3 month average			3,333
6 month average			2,938
52 weeks average			2,872

52 weeks trading range (closing price)		
Equity Value Per Share (USD)	High	20.62
	Low	13.09
Equity Value (USD mil)	High	3,488
	Low	2,214

Period

- Base Date: 2020/02/14
- 1 Month: 2020/01/15 ~ 2020/02/14
- 3 Month: 2019/11/15 ~ 2020/02/14
- 6 Month: 2019/08/15 ~ 2020/02/14
- 52 week: 2019/02/19 ~ 2020/02/14

AVX's stock price changes in the last 1 year


(USD)
(share)
22
20
18
16
14
12
10
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
①
②
③
④
2019/2/15
2019/3/15
2019/4/15
2019/5/15
2019/6/15
2019/7/15
2019/8/15
2019/9/15
2019/10/15
2019/11/15
2019/12/15
2020/1/15
Volume
Price
1 Month Average
3 Month Average
6 Month Average
52 Week Average
52 Week High
52 Week Low

- Disclosure events
  - ① 2019/04/22 Filing of preliminary unaudited results for 2019/3 4Q
  - ② 2019/07/26 Filing of preliminary unaudited results for 2020/3 1Q
  - ③ 2019/10/28 Filing of preliminary unaudited results for 2020/3 2Q
  - ④ 2020/01/24 Filing of preliminary unaudited results for 2020/3 3Q

Daiwa Securities DC advisory

Source: Bloomberg

9

Confidential 4. Comparable Companies Analysis 10Confidential 4. Comparable Companies Analysis 10

Confidential Comparable Companies Analysis - Summary Excess Equity Value *1 (USD mil) EBITDA Multiple Enterprise Value Cash Debt Equity Value per share (USD) 249 6.1x 8.1x 1,512 2,010 753 20 2,244 2,742 13.27 16.21 2020/03E～～～～ EV/EBITDA Multiple 2021/03E 366 5.3x 7.3x 1,925 2,656 753 20 2,657 3,388 15.71 20.03 ～～～～ Note Source: Factset ： *1 2020/3E EBITDA: reflects actual results so far and AVX's management forecast through the end of 2020/3E / 2021/3E EBITDA: per the projection provided by Kyocera 11Confidential Comparable Companies Analysis - Summary Excess Equity Value *1 (USD mil) EBITDA Multiple Enterprise Value Cash Debt Equity Value per share (USD) 249 6.1x 8.1x 1,512 2,010 753 20 2,244 2,742 13.27 16.21 2020/03E～～～～ EV/EBITDA Multiple 2021/03E 366 5.3x 7.3x 1,925 2,656 753 20 2,657 3,388 15.71 20.03 ～～～～ Note Source: Factset ： *1 2020/3E EBITDA: reflects actual results so far and AVX's management forecast through the end of 2020/3E / 2021/3E EBITDA: per the projection provided by Kyocera 11

Confidential

Comparable Companies Multiple Summary

EV / EBITDA (FY1)


10.4x*1
6.7x
10.5x
Median:7.1x
6.4x
6.9x
7.2x
16.7x
n.a
AVX Corporation
Vishay Intertechnology, Inc.
Murata Manufacturing
TDK
Taiyo Yuden
Samsung Electro-Mechanics Co., Ltd
Yageo Corporation
Walsin Technology Corporation

EV / EBITDA (FY2)


10.0x*1
5.8x
8.8x
Median:6.3x
5.6x
6.1x
6.4x
14.6x
n.a
AVX Corporation
Vishay Intertechnology, Inc.
Murata Manufacturing
TDK
Taiyo Yuden
Samsung Electro-Mechanics Co., Ltd
Yageo Corporation
Walsin Technology Corporation

Note: Market data as of 2020/2/14
Source: Factset
*1 When using the market price as of 2019/11/26(1 day prior to the announcement date), AVX's multiples are 6.9x (FY1) and 6.6x(FY2)

Daiwa Securities DC advisory

12

Confidential

Comparable Companies Multiple Calculation

Multiple Calculation

Company	Equity Value (USD mil)	EV (USD mil)	EV / Sales			EV / EBITDA			EV / EBIT			PER			PBR
			Latest Period	FY1	FY2	Latest Period	FY1	FY2	Latest Period	FY1	FY2	Latest Period	FY1	FY2	Latest Period
Target Company															
AVX Corporation	3,471	2,739	1.5x	1.9x	1.9x	6.7x	10.4x	10.0x	8.7x	16.0x	15.3x	12.8x	20.5x	22.8x	1.4x
Comparable Companies															
Vishay Intertechnology, Inc.	2,965	2,763	1.0x	1.1x	1.0x	6.1x	6.7x	5.8x	9.6x	11.1x	8.8x	18.1x	19.1x	14.7x	2.0x
Murata Manufacturing Co.,Ltd.	37,772	36,581	2.6x	2.6x	2.4x	9.7x	10.5x	8.8x	13.9x	16.6x	14.0x	20.2x	22.6x	18.9x	2.5x
TDK	13,660	14,782	1.2x	1.2x	1.1x	7.6x	6.4x	5.6x	15.1x	13.1x	11.1x	18.4x	17.2x	14.4x	1.7x
Taiyo Yuden Co., Ltd	4,059	4,115	1.7x	1.6x	1.5x	7.3x	6.9x	6.1x	13.0x	12.1x	10.7x	19.0x	17.2x	15.0x	2.1x
Samsung Electro-Mechanics Co., Ltd	9,101	10,204	1.5x	1.4x	1.3x	n.a.	7.2x	6.4x	16.1x	14.4x	11.7x	19.9x	18.5x	14.8x	1.9x
Yageo Corporation	6,474	6,357	2.5x	4.6x	4.1x	4.3x	16.7x	14.6x	5.2x	24.3x	21.3x	5.7x	26.1x	23.1x	4.3x
Walsin Technology Corporation	3,911	3,894	2.5x	3.8x	3.9x	4.5x	n.a.	n.a.	4.7x	13.6x	14.6x	6.1x	17.7x	22.2x	3.7x
Max			**2.6x**	**4.6x**	**4.1x**	**9.7x**	**16.7x**	**14.6x**	**16.1x**	**24.3x**	**21.3x**	**20.2x**	**26.1x**	**23.1x**	**4.3x**
Min			**1.0x**	**1.1x**	**1.0x**	**4.3x**	**6.4x**	**5.6x**	**4.7x**	**11.1x**	**8.8x**	**5.7x**	**17.2x**	**14.4x**	**1.7x**
Median			**1.7x**	**1.6x**	**1.5x**	**6.7x**	**7.1x**	**6.3x**	**13.0x**	**13.6x**	**11.7x**	**18.4x**	**18.5x**	**15.0x**	**2.1x**
Average			**1.8x**	**2.3x**	**2.2x**	**6.6x**	**9.1x**	**7.9x**	**11.1x**	**15.0x**	**13.2x**	**15.3x**	**19.8x**	**17.6x**	**2.6x**

Note:

Market data as of 2020 / 2 / 14

Source：FactSet

Daiwa Securities DC advisory

Source：Factset

13

Confidential

Comparable Companies Margin Summary

Margin Summary

Company	Sales Growth rate		EBITDA Margin			EBIT Margin			Net Income Margin			Shareholder Equity Ratio
	FY1	FY2	Latest Period	FY1	FY2	Latest Period	FY1	FY2	Latest Period	FY1	FY2	Latest Period
Target Company												
AVX Corporation	-17.8%	0.3%	22.7%	17.9%	18.5%	17.7%	11.6%	12.1%	15.2%	11.5%	10.3%	86.8%
Comparable Companies												
Vishay Intertechnology, Inc.	-2.3%	5.5%	16.9%	15.9%	17.4%	10.7%	9.6%	11.4%	6.1%	6.0%	7.3%	47.6%
Murata Manufacturing Co.,Ltd.	-2.2%	8.2%	26.5%	25.0%	27.6%	18.6%	15.8%	17.4%	13.1%	12.0%	13.3%	74.7%
TDK	1.6%	5.5%	15.6%	18.2%	19.8%	7.9%	8.9%	9.9%	5.9%	6.3%	7.1%	44.2%
Taiyo Yuden Co., Ltd	4.1%	6.8%	22.6%	23.0%	24.5%	12.8%	13.2%	14.0%	8.6%	9.2%	9.8%	62.2%
Samsung Electro-Mechanics Co., Ltd	5.4%	10.7%	n.a.	19.3%	19.6%	9.1%	9.6%	10.8%	6.6%	6.7%	7.6%	62.6%
Yageo Corporation	-46.5%	13.5%	57.7%	27.7%	27.8%	47.8%	19.0%	19.1%	43.9%	18.0%	18.0%	40.7%
Walsin Technology Corporation	-34.8%	-1.7%	56.1%	n.a.	n.a.	52.8%	28.4%	26.8%	41.3%	21.8%	17.7%	55.3%
Max	**5.4%**	**13.5%**	**57.7%**	**27.7%**	**27.8%**	**52.8%**	**28.4%**	**26.8%**	**43.9%**	**21.8%**	**18.0%**	**74.7%**
Min	**-46.5%**	**-1.7%**	**15.6%**	**15.9%**	**17.4%**	**7.9%**	**8.9%**	**9.9%**	**5.9%**	**6.0%**	**7.1%**	**40.7%**
Median	**-2.2%**	**6.8%**	**24.5%**	**21.2%**	**22.1%**	**12.8%**	**13.2%**	**14.0%**	**8.6%**	**9.2%**	**9.8%**	**55.3%**
Average	**-10.7%**	**6.9%**	**32.5%**	**21.5%**	**22.8%**	**22.8%**	**14.9%**	**15.6%**	**17.9%**	**11.4%**	**11.5%**	**55.3%**

Source：FactSet

Daiwa Securities DC advisory

Source：Factset

14

Confidential

Comparable Companies Financial Summary

Financial Summary

(USD mil)	Sales			EBITDA			EBIT			Net Income			Total Assets	Share-holders' Equity	Net Debt
Company	Latest Period	FY1	FY2	Latest Period	FY1	FY2	Latest Period	FY1	FY2	Latest Period	FY1	FY2	Latest Period		
Target Company															
AVX Corporation	1,790	1,472	1,476	406	264	273	316	171	179	272	169	152	2,836	2,461	-733
Comparable Companies															
Vishay Intertechnology, Inc.	2,668	2,606	2,750	451	414	478	286	249	313	164	155	201	3,121	1,485	-205
Murata Manufacturing Co.,Ltd.	14,230	13,910	15,050	3,765	3,484	4,148	2,641	2,202	2,618	1,870	1,669	2,004	20,266	15,147	-1,198
TDK	12,484	12,681	13,373	1,944	2,303	2,645	981	1,128	1,326	743	794	951	18,533	8,192	1,073
Taiyo Yuden Co., Ltd	2,479	2,581	2,757	561	595	675	317	341	385	214	237	270	3,149	1,959	56
Samsung Electro-Mechanics Co., Ltd	6,953	7,330	8,117	n.a.	1,413	1,587	635	706	875	457	492	615	7,501	4,695	980
Yageo Corporation	2,572	1,376	1,562	1,483	381	434	1,230	262	299	1,128	248	281	3,713	1,512	-124
Walsin Technology Corporation	1,554	1,013	996	871	n.a.	n.a.	820	287	267	641	221	176	1,902	1,052	-103

Source: Factset

Daiwa Securities DC advisory

Source: Factset

15

Confidential Disclaimer n These presentation materials (the “Materials”) have been prepared by Daiwa Securities Co. Ltd. (“Daiwa”) solely for the use of Kyocera Corporation (the “Company”) in connection with its consideration of a proposed transaction as described herein. The Materials are confidential, they may not be used for any other purpose, and other than the Company’s professional advisors who are under an obligation of confidentiality to the Company, they may not be disclosed to any other party without the prior written consent of Daiwa. n The Materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any securities in any jurisdiction. The Materials are not intended to be and shall not constitute a recommendation to any person or entity to acquire or dispose of or take any other action in respect of any securities. n The information and opinions contained in the Materials have been obtained from publicly available sources or other information provided to Daiwa by the Company and/or other potential transaction participants, and Daiwa has assumed the accuracy and completeness of all such information and to the extent such information contains estimates and forecasts of future financial performance, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company or other potential transaction participants or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates . No representation or warranty, express or implied, is made in relation to the accuracy, completeness or reliability of the information contained herein or that has been used as a basis for preparing the Materials, or the suitability of such information for any purpose. Certain assumptions may have been made for the purpose of preparing the information and any returns/results detailed herein. No representation or warranty, express or implied, is made regarding the likelihood that such returns/results will be achieved or that all relevant assumptions have been considered or stated in preparing such information and returns/results. Changes in any such assumptions may have a material impact on any results/returns detailed herein. The information contained herein or that has been used as a basis for preparing the Materials is subject to change, and Daiwa has no obligation to update the Materials as a result of any such change. n Daiwa has not conducted any independent evaluation or appraisal of any assets or liabilities of any person or entity referred to in the Materials. n Neither Daiwa nor any of its parent, holding company, subsidiaries or affiliates, nor any of its or their respective directors, officers, employees or representatives shall have any responsibility or liability whatsoever for any use of or reliance upon the Materials or any information contained in the Materials. Any view, recommendation, opinion or advice expressed in the Materials may not necessarily reflect those of Daiwa, except where the Materials state otherwise. These materials are not intended to provide the sole basis for evaluating any transaction or other matter. The Company shall be solely responsible for conducting its own assessment of the information and analyses set out in the Materials and for the underlying business decision to effect any transaction that is discussed in, or that arises out of, the Materials. n These materials have not been prepared with a view toward public disclosure and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without our prior written consent. 16Confidential Disclaimer n These presentation materials (the “Materials”) have been prepared by Daiwa Securities Co. Ltd. (“Daiwa”) solely for the use of Kyocera Corporation (the “Company”) in connection with its consideration of a proposed transaction as described herein. The Materials are confidential, they may not be used for any other purpose, and other than the Company’s professional advisors who are under an obligation of confidentiality to the Company, they may not be disclosed to any other party without the prior written consent of Daiwa. n The Materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any securities in any jurisdiction. The Materials are not intended to be and shall not constitute a recommendation to any person or entity to acquire or dispose of or take any other action in respect of any securities. n The information and opinions contained in the Materials have been obtained from publicly available sources or other information provided to Daiwa by the Company and/or other potential transaction participants, and Daiwa has assumed the accuracy and completeness of all such information and to the extent such information contains estimates and forecasts of future financial performance, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company or other potential transaction participants or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates . No representation or warranty, express or implied, is made in relation to the accuracy, completeness or reliability of the information contained herein or that has been used as a basis for preparing the Materials, or the suitability of such information for any purpose. Certain assumptions may have been made for the purpose of preparing the information and any returns/results detailed herein. No representation or warranty, express or implied, is made regarding the likelihood that such returns/results will be achieved or that all relevant assumptions have been considered or stated in preparing such information and returns/results. Changes in any such assumptions may have a material impact on any results/returns detailed herein. The information contained herein or that has been used as a basis for preparing the Materials is subject to change, and Daiwa has no obligation to update the Materials as a result of any such change. n Daiwa has not conducted any independent evaluation or appraisal of any assets or liabilities of any person or entity referred to in the Materials. n Neither Daiwa nor any of its parent, holding company, subsidiaries or affiliates, nor any of its or their respective directors, officers, employees or representatives shall have any responsibility or liability whatsoever for any use of or reliance upon the Materials or any information contained in the Materials. Any view, recommendation, opinion or advice expressed in the Materials may not necessarily reflect those of Daiwa, except where the Materials state otherwise. These materials are not intended to provide the sole basis for evaluating any transaction or other matter. The Company shall be solely responsible for conducting its own assessment of the information and analyses set out in the Materials and for the underlying business decision to effect any transaction that is discussed in, or that arises out of, the Materials. n These materials have not been prepared with a view toward public disclosure and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without our prior written consent. 16